SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 19, 2015

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On November 25, 2015, Varian Medical Systems, Inc. (the “Company”) entered into an amendment to its Credit Agreement, dated as of August 27, 2013 (the “Credit Agreement”), by and among the Company and certain lenders party thereto from time to time (collectively, the “Lenders”), and Bank of America, N.A. (“BofA”), as a Lender, Swing Line Lender and L/C Issuer (as such terms are defined in the Credit Agreement) and as administrative agent for the Lenders (the “Agent”). The amendment is effective as of November 25, 2015 and increases the aggregate credit commitments of the Lenders in respect of the revolving credit facility under the Credit Agreement in a principle amount of $200,000,000 to a total of $500,000,000, reduces commitment fees and interest rate margins applicable to borrowings and increases the maximum consolidated leverage ratio that the Company must maintain.

Item 8.01. Other Events.

On November 19, 2015, the Company’s Board authorized the repurchase of an additional eight million shares of the Company’s common stock from November 21, 2015 through December 31, 2016. Stock repurchases may be made in the open market, in privately negotiated transactions, including accelerated share repurchase programs, or in Rule 10b5-1 share repurchase plans, and may be made from time to time or in one or more larger blocks. Repurchases are expected to be made in accordance with Rule 10b-18 and may include plans designed to satisfy the Rule 10b5-1 safe harbor. Shares will be retired upon repurchase.

On November 23, 2015, the Company issued a press release entitled “Varian Medical Systems Board of Directors Authorizes Repurchase of Additional 8 Million Shares of Stock through Calendar Year 2016; Also Authorizes Increase of Existing Revolving Debt Facility From $300 Million to $500 Million.” A copy of the press release is attached as Exhibit 99.1 and incorporated by reference into this item.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1     Press Release dated November 23, 2015 entitled “Varian Medical Systems Board of Directors Authorizes Repurchase of Additional 8 Million Shares of Stock through Calendar Year 2016; Also Authorizes Increase of Existing Revolving Debt Facility From $300 Million to $500 Million.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: November 25, 2015

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EXHIBIT INDEX

Number	Exhibit
99.1

Press Release dated November 23, 2015 entitled “Varian Medical Systems Board of Directors Authorizes Repurchase of Additional 8 Million Shares of Stock through Calendar Year 2016; Also Authorizes Increase of Existing Revolving Debt Facility From $300 Million to $500 Million.”

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